Exhibit 99.1

News Release
For Immediate Release
ALASKA PACIFIC BANCSHARES, INC. REPORTS
FOURTH QUARTER AND ANNUAL EARNINGS FOR 2009

JUNEAU, Alaska, March 30, 2010 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB) (“Company”), the parent company of Alaska Pacific Bank (“Bank”), today announced its fourth quarter and annual results for the periods ended December 31, 2009.

For the year ended December 31, 2009, the Company reported a net loss of $2.2 million, or $(3.76) per diluted share, after recording a $2.9 million provision for loan losses and $905,000 provision for income taxes.  This compares to a net loss of $2.3 million, or $(3.54) per diluted share, after recording a $5.0 million provision for loan losses for 2008. For the fourth quarter of 2009, the net loss was $1.1 million, or $(1.84) per diluted share compared to net loss of $1.0 million, or $1.59 per diluted share in the fourth quarter of 2008. The loss in the quarter ended December 31, 2009 was primarily attributable to a provision for loan losses of $342,000 and provision for income tax expense of $905,000, compared to a provision for loan losses of $1.8 million and no provision for income tax expense in the comparable quarter of 2008.

“There is no doubt we are very disappointed with the results for 2009, but we’re still addressing the same small group of loans that have been the focus of our losses for the past two years.” Said President & CEO Craig Dahl.  “We want to get these credits behind us within the limits of regulatory and accounting guidance.  We continue to have exceptionally low delinquency in the remainder of the portfolio and continue to have acceptable performance for the core business of the Bank but we have to get past these loans and the related expenses.”

The allowance for loan losses at December 31, 2009 was $1.8 million, representing 1.13% of total loans outstanding.  Total non-accrual loans were $2.9 million at December 31, 2009 compared with $6.3 million at September 30, 2009 and $6.1 million at December 31, 2008.  In addition, the Bank’s other real estate owned and repossessed assets were $2.6 million at December 31, 2009 unchanged from $2.6 million in the previous quarter and $408,000 at December 31, 2008.  There was $24,000 in net loan charge off for the quarter ended December 31, 2009 compared with $3.9 million for the quarter ended September 30, 2009 and $3.9 million for the quarter ended December 31, 2008.  Net charge-offs for 2009 were $3.8 million compared to $4.1 million for 2008.

Net deferred tax assets are evaluated and reduced through a valuation allowance to the extent that it is more likely than not that such assets will not be fully recovered in the foreseeable future.  Based on this evaluation, a valuation allowance and provision for income tax expense of $905,000 was recognized for the year ended December 31, 2009.

As a result of a decline in average loan balances, interest income decreased $330,000 (11.8%) to $2.5 million for the fourth quarter of 2009 compared to $2.4 million for the fourth quarter of 2008.  Average interest earning assets decreased $25.0 million to $163.9 million for the fourth quarter of 2009 compared $188.9 million for the fourth quarter 2008.  The net interest margin on average interest-earning assets for the fourth quarter of 2009 was 5.12% compared with 4.41% in the fourth quarter of 2008.  Net interest income decreased $438,000 (5.0%) to $8.3 million in 2009 compared to $8.8 million for 2008.  Average interest earning assets decreased $12.6 million in 2009 compared to 2008, yield on average earning assets declined to 5.94% in 2009 compared to 6.56% in 2008.  The net interest margin on average earning assets was 4.86% for 2009 compared with 4.76% in 2008.

Loans (excluding loans held for sale) were $158.1 million at December 31, 2009, a decrease of $800,000, or 0.5% from September 30, 2009, and a decrease of $10.9 million, or 6.5% from December 31, 2008.  Deposits at December 31, 2009, were $148.2 million, a $4.1 million (2.7%) decrease from September 30, 2009 and a $14.0 million (8.6%) decrease from December 31, 2008.

Noninterest expense for the fourth quarter of 2009 increased $394,000 (17.4%) from September 30, 2009 and increased $459,000 (20.8%) from the quarter ended December 31, 2008.  Noninterest expense for 2009 increased $641,000 (7.3%) compared to 2008.  The net increase in expense in 2009 is due to higher repossessed property expense and FDIC assessment costs offset with lower occupancy and equipment, and compensation and benefits expense.

Forward-Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or write-down assets; interest rate fluctuations; economic conditions in the Company’s primary market area and other market areas where the collateral for our loans is located; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

Contact:	Julie M. Pierce		Craig E. Dahl
	Senior Vice President and CFO	or	President and CEO
	907-790-5135		907-790-5101

Alaska Pacific Bancshares, Inc.
Financial Highlights (Unaudited)
Year and Fourth Quarter 2009
(dollars in thousands, except per-share amounts)

	Year Ended December 31,
	2009	2008
Condensed Statement of Operations:
Interest income	$10,184	$12,075
Interest expense	1,862	3,315
Net interest income	8,322	8,760
Provision for loan losses	2,947	5,034
Gain on sale of loans	712	251
Other noninterest income	1,172	1,091
Other noninterest expense	9,432	8,791
Net income (loss) before income tax	(2,173)	(3,723)
Income tax expense (benefit)	18	(1,405)
Net income (loss)	$(2,191)	$(2,318)

Earnings (loss) per share:
Basic	$(3.76)	$(3.54)
Diluted	$(3.76)	$(3.54)

Performance Ratios:
Return on average equity	(11.26)%	(13.03)%
Return on average assets	(1.19)	(1.19)
Yield on average earning assets	5.94	6.56
Cost of average interest-bearing liabilities	1.40	2.30
Interest rate spread	4.54	4.26
Net interest margin on:
Average earning assets	4.86	4.76
Average total assets	4.51	4.50
Efficiency ratio (a)	99.35	89.24

Average balances:
Loans	$165,807	$174,655
Earning assets	171,346	183,975
Assets	184,630	194,780
Interest-bearing deposits	120,632	129,282
Total deposits	148,352	156,729
Interest-bearing liabilities	132,788	143,893
Shareholders' equity	19,465	17,786

Average shares outstanding:
Basic	654,486	654,301
Diluted	654,486	654,301

	Three Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008
Condensed Statement of Operations:
Interest income	$2,459	$2,447	$2,789
Interest expense	360	426	705
Net interest income	2,099	2,021	2,084
Provision for loan losses	342	2,455	1,828
Mortgage banking income	180	81	40
Other noninterest income	283	311	234
Noninterest expense	2,662	2,268	2,203
Net income (loss) before income tax	(442)	(2,310)	(1,673)
Income tax (expense) benefit	687	(899)	(634)
Net income (loss)	$(1,129)	$(1,411)	$(1,039)

Earnings (loss) per share:
Basic	$(1.84)	$(2.27)	$(1.59)
Diluted	$(1.84)	$(2.27)	$(1.59)

Performance Ratios:
Return on average equity	(23.44%)	(27.43)%	(24.80%)
Return on average assets	(2.51)	(3.07)	(2.10)
Yield on average interest-earning assets	6.00	5.74	5.91
Cost of average interest-bearing liabilities	1.13	1.34	1.92
Interest rate spread	4.87	4.40	3.99
Net interest margin on:
Average interest-earning assets	5.12	4.74	4.41
Average total assets	4.67	4.39	4.21
Efficiency ratio (a)	111.75	97.26	95.04

Average balances:
Loans	$158,778	$165,076	$175,203
Interest-earning assets	163,923	170,370	188,923
Assets	179,897	183,915	198,234
Interest-bearing deposits	119,090	119,220	136,820
Total deposits	148,819	149,949	165,673
Interest-bearing liabilities	127,742	126,947	147,163
Shareholders' equity	19,265	20,578	16,759

Average shares outstanding:
Basic	654,486	650,428	654,486
Diluted	654,486	650,428	654,486

	December 31,	September 30,	December 31,
	2009	2009	2008
Balance sheet data:
Total assets	$178,308	$180,559	$190,851
Loans, before allowance	158,108	158,911	168,982
Loans held for sale	55	320	2,586
Investment securities	2,606	1,784	3,243
Total deposits	148,217	152,355	162,175
Federal Home Loan Bank advances	9,834	7,005	10,320
Shareholders' equity	18,680	19,852	16,283

Shares outstanding (b)	654,486	654,486	654,486

Book value per share	$21.24	$23.03	$24.88

Asset quality:
Allowance for loan losses	$1,786	$1,468	$2,688
Allowance as a percent of loans	1.13%	0.92%	1.59%
Nonaccrual loans	$2,855	$6,254	$6,071
Total nonperforming assets	5,453	8,873	6,479
Impaired loans	5,342	11,622	10,685
Estimated specific reserves for impairment	514	393	1,018
Net charge offs for quarter	24	3,850	3,886
Net charge offs YTD	3,849	3,825	4,129
Other real estate owned and repossessed assets	2,598	2,619	408

(a)	Noninterest expense, divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.

(b)	Excludes treasury stock.

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